Exhibit 10.96

SUBSCRIPTION AGREEMENT

Comstock Investors IX, L.C.

c/o Comstock Holding Companies, Inc., Manager

1886 Metro Center Drive, 4th Floor

Reston, Virginia 20190

Attention: Jubal R. Thompson, General Counsel

The undersigned subscriber (“Subscriber”) acknowledges that he/she/it has received and reviewed the Risk Disclosures and operating agreement of Comstock Investors IX, L.C., a Virginia limited liability company (the “Company”), including the exhibits thereto (the “Company Operating Agreement”), relating to the offering of Company membership interest(s) (the “Interests”) and has reviewed it in conjunction with the risk disclosures for the manager of the Company, Comstock Holding Companies, Inc. (“Comstock” or “Manager”) as contained in the latest Annual Report filed on Form 10-K as can be found online at www.sec.gov or at its investors relations homepage found at www.comstockhomes.com. Subscriber also understands that certain portions of the offering materials contain forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, those identified by such words as may, will, expect, project, anticipate, estimate, believe, intend, plan and other similar terminology. These forward-looking statements reflect the Company’s current expectations and assumptions regarding future events and operating and financial performance. However, actual results are subject to risks and uncertainties, which could cause actual results to differ materially from those contained in the forward-looking statements.

Subscriber understands that the Interest(s) are being offered (the “Offering”) to a small number of investors on the terms and in the manner described herein and in the Company Operating Agreement. Subscriber also understands that any promotional materials received in conjunction with the Offering are for marketing and promotional purposes only, and Subscriber understands and agrees that he/she/it cannot rely on such promotional materials to explain all terms and conditions of this Subscription Agreement or the Company Operating Agreement. Therefore, Subscriber understands that any inconsistency between the promotional materials and this Subscription Agreement or the Company Operating Agreement shall be resolved in favor of this Subscription Agreement or the Company Operating Agreement, as applicable. Subscriber acknowledges that Subscriber is not entitled to rely, and has not relied, on any oral representations.

The Company reserves the right to hold a closing of the sale and purchase of Interests before it has raised the full amount solicited in the Offering and in such event, the Company Operating Agreement shall be amended to reflect the addition of additional members at a later date. No escrow agent is being appointed in connection with the Offering.

1. Subscription. Subject to the terms and conditions set forth herein and in the Company Operating Agreement, Subscriber, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the Interest(s) in the amount specified on the signature page of this Subscription Agreement and agrees to become a party to the Company Operating Agreement. Subscriber tenders herewith a certified or bank cashier check, payable to the order of the Company or has or will initiate a wire in accordance with previously delivered wire instructions provided by the Company. In the event that the investment offering is terminated or if this subscription for any reason is rejected, the full subscription price will be promptly refunded without deduction, and this Subscription Agreement shall be null and void.

2. Acceptance of Subscription; Delivery of Company Operating Agreement. Subscriber understands and agrees that its subscription is made subject to the following terms and conditions:

(a) this subscription may be rejected in whole or in part in the sole and absolute discretion of the Manager of the Company; and

(b) the Interest(s) to be issued and delivered on account of this subscription will be issued only in the name of, and delivered only to, Subscriber, and the undersigned agrees to become party to the Company Operating Agreement.

3. Representation and Warranties of Subscriber. Subscriber understands that the Interest(s) are being offered and sold under an exemption from registration afforded by the Securities Act of 1933, as may be amended (the “Securities Act”), or other applicable exemptions under applicable state securities laws; that this transaction has not been examined by the United States Securities and Exchange Commission or any state securities authority; and that all documents, records, and books pertaining to this investment have been made available upon reasonable notice for inspection by him/her/it or his/her/its counsel, accountant, investor representative or business advisor during regular business hours at the Company’s office. Subscriber hereby represents, warrants and agrees as follows:

(a) Subscriber has been furnished with, and acknowledges receipt of, the Company Operating Agreement, and has held and will hold the Company Operating Agreement in confidence, it being understood that the copy received by the undersigned is solely for his/her/its own use and, except in connection with review by the undersigned’s counsel, accountant, or business advisor, is not to be duplicated or redistributed without the prior written consent of the Company;

(b) Subscriber has been furnished with, and acknowledges receipt of, this Subscription Agreement and the Investor Questionnaire, if applicable, and has accurately and completely provided all of the information requested in these documents;

(c) Subscriber is (i) at least 21 years of age; (ii) a citizen of the United States of America; and (iii) a bona fide resident of the state specified in the address on the signature page of this Subscription Agreement;

(d) Subscriber is an accredited investor as defined by the Securities and Exchange Commission and meets the investor suitability requirements for investment in the Company;

(e) Subscriber understands and has fully considered for purposes of this investment the risk disclosures of both the Company and Comstock and represents and warrants that (i) he/she/it is acquiring the Interest(s) for investment and not with a view to resale or distribution; (ii) he/she/it can bear the economic risk of losing his/her its entire investment; (iii) his/her/its overall commitment to investments that are not readily marketable is not disproportionate to his/her/its net worth, and the investment is suitable for the prospective purchaser when viewed in light of his/her/its other securities holdings and his/her/its financial situation and needs; (iv) he/she/it has adequate means of providing for his/her/its current needs and personal contingencies; (v) he/she/it has evaluated all the risks of investment in the Company; (vi) he/she/it has experience in making investment decisions of this type; and (vii) he/she/it has a reasonable understanding of the business in which the Company is to be engaged;

(f) Subscriber has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision;

(g) Subscriber confirms that, in making his/her/its decision to purchase the Interest(s) hereby subscribed for, he/she/it has relied solely upon the Company Operating Agreement and any independent investigations made by him/her/it; and that he/she/it, and Subscriber’s counsel, accountant, and other business advisor have been given the opportunity to ask questions of, and to receive answers from, the Manager and its officers concerning the information set forth in the Company Operating Agreement, to the extent that the Manager and its officers possess such information or can acquire it without unreasonable effort or expense; and that he/she/it and such persons have availed themselves of such opportunity to the fullest extent desired and have received answers to such questions, if any; and that he/she/it and such persons have availed themselves of the opportunity to make such investigation of the documents, records, and books pertaining to the investment as they have desired;

(h) Subscriber has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person, directly or indirectly, to sell, transfer, or pledge to any person the Interest(s) for which he/she/it hereby subscribes or any part thereof, and Subscriber has no present plans to enter into any such contract, undertaking, agreement, or arrangement; and Subscriber understands that the legal consequences of the foregoing representations and warranties are that he/she/it must bear the economic risks of this investment for an indefinite period of time because the Interest(s) have not been registered under the Securities Act or any state’s securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and the applicable state’s securities laws (which the Company is not obligated to do) or an exemption from such registration is available;

(i) Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Interest(s) and that the Company is relying on the truth and accuracy of the representations, declarations, and warranties herein made by Subscriber in offering the Interest(s) for sale to him/her/it, without having first registered the same under the Securities Act or under the securities laws of any state or other jurisdiction;

(j) Subscriber realizes that, in the absence of the availability of the exemption afforded by Rule 144 adopted under the Securities Act, any disposition by him/her/it of the Interest(s) hereby subscribed for may require compliance with some other exemption under the Securities Act, and that the Company is under no obligation to take any action in furtherance of making any other exemption so available;

(k) Subscriber understands that by entering into the Company Operating Agreement, he/she/it will be agreeing to additional restrictions on the transferability of the Interest(s), as set forth in the Company Operating Agreement;

(l) unless otherwise specified on the signature page of this Subscription Agreement, Subscriber will not acquire Interest(s) or fund its capital contribution to the Company using funds that are considered assets of an “employee benefit plan”, as defined by the Employment Retirement Security Act of 1974, as amended (“ERISA”), that is subject to ERISA; and

(m) Subscriber consents to the placement of legends on any certificate evidencing the Interest(s) hereby subscribed for, which legend shall be in form substantially as follows:

THE COMPANY INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT 1933, AS MAY BE AMENDED, OR WITH ANY AGENCY UNDER THE SECURITIES ACT OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION PROVIDED IN THOSE STATUTES.

THE COMPANY INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN A COMPANY OPERATING AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH INTERESTUPON WRITTEN REQUEST.

PURSUANT TO RULE 506(C) ISSUED BY THE SECURITIES AND EXCHANGE COMMISSION, YOU MUST BE AN ACCREDITED INVESTOR TO PARTICIPATE IN THIS OFFERING. BY EXECUTION OF THIS SUBSCRIPTION AGREEMENT, YOU HEREBY CERTIFY THAT YOU ARE AN ACCREDITED INVESTOR.

The foregoing representations, warranties, and undertakings are made by Subscriber with the intent that they be relied upon in determining his/her/its suitability as an investor in the Company, and the undersigned hereby agrees that such representations and warranties shall survive the purchase of the Interest(s) hereby subscribed for.

If more than one person is signing this Subscription Agreement, each representation, warranty, and undertaking made herein shall be a joint and several representation, warranty or undertaking of each such person.

4. Transferability. Subscriber agrees not to transfer or assign this Subscription Agreement or any interest herein, and further agrees that the assignment and transfer of the Interest(s) acquired pursuant hereto shall be effected only in accordance with the Company Operating Agreement and all applicable laws.

5. Revocation. Subscriber agrees that he/she/it may not cancel, terminate, or revoke this Subscription Agreement or any agreement of the undersigned made hereunder, and that this Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned’s heirs, executors, administrators, successors, and assigns.

6. No Waiver. Notwithstanding any of the representations, warranties, acknowledgements, or agreements made herein by the undersigned, the undersigned does not hereby or in any other manner waive any rights granted to him/her/it under federal or state securities laws.

7. Indemnification; Waiver of Liability. Subscriber agrees to indemnify and hold harmless the Company, the Manager and their respective officers, directors, stockholders, and employees, the other members of the Company, and all of their respective representatives and agents, from and against any and all damages, losses, costs, and expenses (including reasonable attorneys’ fees) that they may incur by reason of the undersigned’s failure to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber in this Subscription Agreement or in any document provided by Subscriber to the Company.

8. Miscellaneous.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto at their respective addresses set forth herein.

(b) This Subscription Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles.

(c) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

(d) The recitals and introductory paragraphs contained herein are hereby incorporated by reference and constitute a part of this Subscription Agreement.

(e) This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Interest(s) as herein provided.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

COMSTOCK INVESTORS IX, L.C.

By: Comstock Holding Companies, Inc.
Its: MANAGER

/ /	By:
Date of Execution	Name:
Title:

OPERATING AGREEMENT

OF

COMSTOCK INVESTORS IX, L.C.

EFFECTIVE DATE: June     , 2015

THE INTERESTS OF THE MEMBERS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE OR THE DISTRICT OF COLUMBIA. NO RESALE OF A MEMBERSHIP INTEREST BY A MEMBER IS PERMITTED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND ANY VIOLATION OF SUCH PROVISIONS COULD EXPOSE THE SELLING MEMBER AND THE COMPANY TO LIABILITY.

OPERATING AGREEMENT

OF COMSTOCK INVESTORS IX, L.C.

THIS OPERATING AGREEMENT is made effective for all purposes and in all respects as of June __, 2015, by and among the undersigned persons and entities and all persons or entities who execute a counterpart of this Agreement and become a Member (as hereinafter defined) in accordance with the provisions hereof .

WHEREAS, the parties hereto constituting all of the Members of the Company (as hereinafter defined) desire to enter into this Operating Agreement to provide for the operating, regulation and management of the Company, pursuant to Section 13.1-1023 of the Annotated Code of Virginia, as amended from time to time.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1. DEFINITIONS.

1.1 Definitions. The following terms shall have the meanings set forth below for purposes of this Agreement:

“Act” shall mean the Virginia Limited Liability Company Act, Annotated Code of Virginia, Section 13.1-1000, et seq., as amended from time to time, and any successor law or laws.

“Additional Member” shall mean those Persons other than designated on Exhibit A admitted to the Company pursuant to the terms hereof.

“Adjusted Capital Account Balance” shall, with respect to each Member, mean the balance, if any, in such Member’s Capital Account as of the end of the applicable fiscal year of the Company, adjusted for the following:

(a) Such Capital Account shall be credited for any amounts to which such Member is obligated or treated as obligated to restore with respect to any deficit balance in its Capital Account pursuant to Treasury Regulations §§ 1.704-l(b)(2)(ii)(b)(3) and 1.704-l(b)(2)(ii)(c), respectively, plus such Member’s share of liabilities of the Company for which any Member has individual and ultimate liability for repayment.

(b) Such Capital Account shall be credited for any amounts which such Member is deemed to be obligated to restore with respect to any deficit balance in its Capital Account pursuant to the next to last sentences of each of Treasury Regulation §1.704-2(g)(1) (that is, the Member’s share of the Company minimum gain) and Treasury Regulation §1.704-2(i)(5) (that is, the Member’s share of the minimum gain attributable to Member Nonrecourse Debt).

(c) Such Capital Account shall be debited for any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulation §1.704-1 (b)(2)(ii)(d).

“Affiliate” of any specified Person shall mean (a) any other Person controlling, controlled by, or under common control with, such specified Person, directly or indirectly; (b) any director, officer, member, shareholder, partner, or trustee of the specified Person; (c) any Person directly or indirectly beneficially owning or controlling 10% or more of the voting securities of, or otherwise having a substantial beneficial interest in, the specified Person; and (d) any spouse, brother, sister, mother, father, or child of the specified Person, or any trust for the primary benefit of one or more of the foregoing Persons.

“Agreement” shall mean this Operating Agreement and all exhibits attached hereto and made a part hereof, as amended, and in effect from time to time.

“Capital Account” shall, with respect to each Member, mean the separate “book” account for such Member to be established and maintained in all events in the manner provided under, and in accordance with, Treasury Regulation § 1.704-l(b)(2)(iv), as amended, and in accordance with the other provisions of Treasury Regulation § 1.704-l(b) that must be complied with in order for the Capital Accounts to be determined and maintained in accordance with the provisions of Treasury Regulation § 1.704-l(b)(2)(iv).

(a) In furtherance of and consistent with the foregoing, a Member’s Capital Account shall include generally, without limitation, the Capital Contribution of a Member (as of any particular date), (i) increased by the Member’s allocable share of Profit (as defined in Section 10.1 hereof), income, and gain of the Company (including, if such date is not the close of the Company Accounting Year, the allocable share of Profit, income and gain of the Company for the period from the close of the last Company

Accounting Year to such date); and (ii) decreased by the Member’s allocable share of Loss and deductions of the Company and distributions by the Company to such Member (including, if such date is not the close of the Company Accounting Year, the allocable share of Loss and deductions of the Company and distributions by the Company during the period from the close of the last Company Accounting Year to such date). For purposes of the foregoing, distributions of property shall result in a decrease in a Member’s Capital Account equal to the Gross Asset Value of such property distributed (less the amount of indebtedness, if any, of the Company which is assumed by such Member and/or the amount of indebtedness, if any, to which such property is subject, as of the date of distribution) by the Company to such Member.

(b) In the event that the Gross Asset Value of the Company Assets is adjusted under and pursuant to the definition of Gross Asset Value in this Section, the Capital Accounts of all Members shall be adjusted simultaneously therewith in order to reflect the aggregate net adjustment which would have occurred if the Company had recognized Profit or Loss equal to the amount of such aggregate net adjustment upon the disposition of the Company Assets at a purchase price equal to their Gross Asset Values, and such Profit and Loss were allocated pursuant to Article 10 hereof.

(c) In the event that the provisions of Treasury Regulation § 1.704-l(b)(2)(iv) fail to provide guidance on how adjustments to the Capital Accounts of the Members should be made to reflect particular adjustments to Company capital on the books of the Company, then such Capital Account adjustments shall be made by the Manager in its reasonable determination, with the review and concurrence of the Company’s certified public accountants and/or with the advice of the professional tax advisors of the Company, in a manner that (i) maintains equality between (A) the aggregate Capital Accounts of the Members, and (B) the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes in accordance with Treasury Regulation § 1.704-l(b); (ii) is consistent with the underlying economic arrangement among the Members; and (iii) is based, wherever practicable, on federal tax accounting principles.

“Capital Contribution” or “Capital Contributions” shall mean the aggregate amount of cash and/or the Gross Asset Value of property (less the amount of any initial reimbursement made to a Member pursuant to Section 7.12 hereof and less the amount of indebtedness, if any, of such Member, or its Affiliate, that is assumed by the Company and/or the amount of indebtedness, if any, to which such property is subject, as of the date of contribution (without regard to the provisions of Code § 7701(g)) contributed by a Member to the capital of the Company, as well as any additional contributions made to (or for the benefit of) the Company pursuant to this Agreement, including, but not limited to, any amounts paid by a Member (except to the extent (a) indemnification is made by another Member, or (b) such other Member has a claim of contribution against any other Member) in respect of any claims, liabilities or obligations against the Company and/or pursuant to any guaranty of Company indebtedness by such Member.

“Certificate” shall mean the Articles of Organization of the Company, as provided for pursuant to the Act, as originally filed with the office of the Commonwealth of Virginia State Corporation Commission, as amended and/or restated from time to time as herein provided.

“Class A Units” shall mean units of Company Interest having the characteristics described herein with respect to such class of Units.

“Class B Units” shall mean units of Company Interest having the characteristics described herein with respect to such class of Units.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor law or laws.

“Company” shall mean Comstock Investors IX, L.C., a Virginia limited liability company, as said limited liability company may from time to time be constituted.

“Company Accounting Year” shall mean the accounting year of the Company for federal income tax purposes, ending December 31 of each year, unless the Manager determines otherwise pursuant to the Code or the Treasury Regulations promulgated thereunder.

“Company Assets”, at any particular time, shall mean any assets or property (real or personal, tangible or intangible, fixed or contingent) of the Company.

“Company Business” shall be as set forth in Article 5 herein.

“Company Interest” shall mean an ownership interest in the Company evidenced by outstanding Units.

“Company Minimum Gain” shall mean partnership minimum gain determined pursuant to Treasury Regulation § 1.704-2(d).

“Comstock” shall mean Comstock Holding Companies, Inc., a Delaware corporation.

“Depreciation” shall mean depreciation as determined under the method of accounting prescribed for compliance with the capital account maintenance rules set forth in Treasury Regulation § 1.704-1(b)(2)(iv), as distinguished from any accounting method that the Company may adopt for other purposes such as financial reporting.

“Distributable Cash Flow” shall mean all cash amounts received by the Company (such as, but not limited to, rental revenue, loan or refinance proceeds (including loan or refinance proceeds related to a Project), partnership distributions, stock dividends or similar distributions, net proceeds on the sale of any Company Asset (including a Project or any portion thereof), and the Capital Contributions of the Members), plus any other funds (including amounts previously set aside as reserves by the Manager, where and to the extent it no longer regards such reserves as necessary, in its sole and absolute discretion, in the efficient conduct of the Company Business deemed available for distribution by the Manager), less (a) the total cash disbursements of the Company in the ordinary course of the Company Business (such as, but not limited to, operating expenses of the Company and repayments of any loans or paid in capital made to the Company by any Person whatsoever (including Members) and permitted Manager reimbursements; less (b) such reserves as are necessary to meet any loan covenants in financial agreements; and less (c) such reserves or other uses of cash as the Manager, in its reasonable discretion, shall deem to be necessary for the efficient conduct of the Company Business.

“Effective Date” shall mean the date inserted in the opening paragraph of this Agreement.

“Gross Asset Value” shall mean, with respect to any Company Asset, such Company Asset’s adjusted basis for federal income tax purposes, except as follows at the time of contribution:

(a) the initial Gross Asset Value of any property contributed by a Member to the Company shall be the fair market value of such property as reasonably determined by the Tax Matters Member and the contributing Member;

(b) the Gross Asset Values of all Company Assets shall be adjusted to equal their respective fair market values, as reasonably determined by the Tax Matters Member, as of the following times: (i) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of money or other Company Asset as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); (iv) the grant of an interest in the Company as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or in anticipation of being a Member; and (v) in such other circumstances as permitted by the Code and the Treasury Regulations promulgated thereunder; provided, however, that the adjustments pursuant to clauses (i), (ii), (iv) and (v) above shall be made only if the Tax Matters Member determines, in its reasonable discretion and subject to the reasonable consent of the Priority Members, that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) the Gross Asset Value of any Company Asset distributed to any Member shall be adjusted to equal the fair market value, as reasonably determined by the Tax Matters Member, of such Company Asset on the date of distribution; and

(d) the Gross Asset Value of each Company Asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Company Asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Value shall not be adjusted pursuant to this clause (d) to the extent the Tax Matters Member determines, in its reasonable discretion, that an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Gross Asset Value of any Company Asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Company Asset for purposes of computing Profit and Loss.

“Initial Closing” shall mean the execution of the Agreement by the Manager upon the collection by the Manager of initial Capital Contributions equal to $1,500,000, or such lesser amount as it estimates may be required by the Company to adequately fund the Project.

“Manager” shall mean that Person elected by the Members to serve as manager of the Company pursuant to Section 7.3 of this Agreement, including any successor Manager duly elected in accordance with the terms of this Agreement.

“Member(s)” shall mean those Persons designated as such on Exhibit A-1 and Exhibit A-2, attached hereto and any amendment thereof.

“Member Non-recourse Debt” shall mean any non-recourse liability (that is, any liability considered nonrecourse for purposes of Treasury Regulation § 1.1001-2 and any other liability for which the creditor’s right to repayment is limited to one or more of the Company Assets), or portion thereof, for which a Member bears (or is deemed to bear) the economic risk of loss within the meaning of Treasury Regulation § 1.752-2(b)(1).

“Member’s or Members’ Loans “ shall mean any loans to the Company made by Members in accordance with Section 8.4 hereof.

“Negative Capital Account” shall mean a Capital Account with a balance less than zero.

“Percentage Interest” means, with respect to each Member, a percentage equal to the total number of Units of a class held by such Member divided by the total number of Units outstanding in that class.

“Person” shall mean any natural person, his heirs, executors, administrators, legal representatives, successors and assigns where the context so admits, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, corporation, trust, estate, sole proprietorship, unincorporated organization, association, employee organization, mutual company, joint stock company, firm, institution, or other entity.

“Positive Capital Account” shall mean a Capital Account with a balance greater than zero.

“Priority Members” shall mean all of the Members holding Class B Units.

“Priority Return” means, in respect of any Priority Member, a cumulative, compounded preferred return to such Priority Member that accrues and accumulates at a rate of twenty percent (20%) per annum, compounded annually (calculated like interest) on the amount of Unreturned Capital Contributions of such Priority Member calculated from the date a Capital Contribution is physically received by the Company; provided, that for the purposes of such calculation, distributions of cash to a Priority Member shall be deemed to have been made as of the last day of a month if such cash distributions are sent to the Priority Member not later than the thirtieth (30th) day of the following month; and also provided that a Priority Member’s Priority Return shall be adjusted and trued up on a one time basis and added to their Capital Account at the time the Total Capital Contribution has been received by the Company.

“Project(s)” shall mean the residential real estate construction project commonly known as Stone Ridge consisting of real property approved for construction of 35 single family residential lots located in Aldie, Loudoun County, Virginia.

“Project Entity” shall mean Stone Ridge.

“Requisite Members” shall mean Members who, in the aggregate, own at least 2/3 of the Class A Units and at least 2/3 of the Class B Units.

“Stone Ridge” shall mean Comstock Stone Ridge, L.C.

“Tax Matters Member” shall mean the Member designated in Section 7.13.

“Total Capital Contribution” shall mean the aggregate amount of the Capital Contributions made to the Company up to but in no event to exceed $2,900,000.

“Treasury Regulation” shall mean the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

“Units” means Class A Units, Class B Units and units of Company Interest of any other class or series that is hereafter authorized.

“Unpaid Priority Return” means, with respect to each Priority Member, the aggregate Priority Return of such Priority Member, minus the cumulative distributions paid to such Priority Member pursuant to Section 9.1(a) of this Agreement (including by operation of Section 13.2(c)).

“Unreturned Capital Contributions” means, with respect to each Priority Member, the sum of all Capital Contributions made to the Company by such Priority Member, minus the cumulative distributions paid to such Member pursuant to Section 9.1(b) of this Agreement (including by operation of Section 13.2(c)).

ARTICLE 2. FORMATION; NAME OF THE COMPANY.

2.1. Company Formation. The parties hereto have formed and agree to continue the Company pursuant to the provisions of the Act. The terms and provisions hereof will be construed and interpreted in accordance with the terms and provisions of the Act, and if any of the terms and provisions of this Agreement should be deemed inconsistent with those of the Act, the Act will be controlling unless otherwise provided herein. The Members intend that the Company shall be taxed as a partnership for state and/or federal income tax purposes. Each party hereto represents and warrants that it is duly authorized to join in this Agreement and that the Person executing this Agreement on behalf of each party is duly authorized to do so.

2.2. Name. The name of the Company is “Comstock Investors IX, L.C.” The business of the Company shall be conducted under such name or such other names as the Manager or the Members may from time to time determine.

2.3 The Certificate, etc. The Members hereby agree to execute, file, and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation, and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the Commonwealth of Virginia and any other jurisdiction in which the Company may own property or conduct business.

ARTICLE 3. PRINCIPAL OFFICE AND PLACE OF BUSINESS.

3.1. Principal Office. The principal office of the Company at which the records of the Company shall be kept is 1886 Metro Center Drive, 4th Floor, Reston, Virginia 20190, or such other address designated by the Manager. The Company may have such other or additional offices as the Manager, in its sole discretion, shall deem advisable.

3.2. Registered Agent. The registered office of the Company in the Commonwealth of Virginia is: 1886 Metro Center Drive, 4th Floor, Reston, Virginia 20190 and the name of the registered agent of the Company in the Commonwealth of Virginia at such address is Christopher Clemente.

3.3 Change. The principal business office, the registered office, and the registered agent of the Company may be changed by the Manager from time to time in accordance with the applicable provisions of the Act and any other applicable laws.

ARTICLE 4. TERM

The term of the Company shall continue in perpetuity, unless it is earlier terminated in accordance with the terms of this Agreement or the provisions of the Act.

ARTICLE 5. BUSINESS OF THE COMPANY.

5.1 Purposes. The purposes of the Company, on either a direct or indirect basis, are (a) to make equity investments, directly or indirectly, in the Project; (b) to own and develop, directly or indirectly, the real property with respect to the Project; (c) to lease, hold manage, operate, and maintain such real property and any improvements constructed thereon; (d) to sell such real property and any improvements constructed thereon; (e) to enter into agreements to provide for the construction or management of the construction of the Project; (f) to engage in any other activities relating to, and compatible with, the development of the Project and the construction and management of construction of the Project; (g) to authorize or enter into agreements to lease, manage and maintain the Project; (h) to take such other actions, or do such other things, as are necessary or appropriate (in the sole discretion of the Manager) to carry out the provisions of this Agreement; and (i) to engage in any other lawful act or activity for which limited liability companies may be organized under the Act, and by such statement all lawful acts and activities shall be within the purposes of the Company, except as otherwise prohibited in this Agreement.

5.2 Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company, on either a direct or indirect basis, shall have the power and is hereby authorized to (a) acquire by purchase, lease, contribution of property, or otherwise, own, sell, convey, transfer, or dispose of any real property or personal property that may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company; (b) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease, demolish, or otherwise dispose of any real of personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company; (c) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company Assets; (d) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement; (e) prepay in whole or in part, refinance, recast, increase, modify, or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals, or modifications of any mortgage or security agreement securing such indebtedness; (f) enter into, perform, and carry out contracts of any kind, including, without limitation, contracts with any Affiliate, necessary to, in conjunction with, or incidental to the accomplishment of the purposes of the Company; (g) establish reserves for capital expenditures, working capital, debt service, taxes, assessments, insurance premiums, repairs, improvements, depreciation, depletion, obsolescence, and general maintenance of Company

Assets out of the rents, profits, or other income received; (h) employ or otherwise engage employees, managers, contractors, advisors and consultants (including Affiliates) and pay reasonable compensation for such services; (i) enter into partnerships or other ventures with other Persons in furtherance of the purposes of the Company; (j) to reimburse the Manager for its expenditures made on behalf of the Projects or the Company; and (k) do such other things and engage in such other activities related to the foregoing as may be necessary, convenient, or advisable with respect to the conduct of the Company Business, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

5.3 Title to Assets. Subject to financing requirements, the Company shall own one hundred percent of the membership interests of the Project Entity and the Project Entity shall retain title to the real property constituting the Project. No Member, individually, or collectively, has any ownership of a real property interest in a Project and hereby conclusively acknowledges legal title to such assets will be held in the name of the Project Entity. Any action by a Member, individually or collectively, affecting or purporting to affect the title of a Project shall subject such Member to the indemnification provisions of Section 16 hereof.

ARTICLE 6. MEMBERS.

6.1. Identity. The names, Capital Contributions and Company Interests of the Members are set forth on Exhibit A-1 and Exhibit A-2 attached hereto, which shall be modified by the Manager, from time to time, as necessary to effect the addition or withdrawal of Members, the issuance and transfer of Units and the making by a Member of an additional Capital Contributions in accordance with this Agreement.

6.2. Liability of Members.

(a) Except as provided in this Section 6.2, no Member shall have any personal liability whatever in its capacity as a Member, whether to the Company, to any of the Members or to the creditors of the Company, for the debts, liabilities, contracts, or any other obligations of the Company or for any losses of the Company. A Member shall be liable to make only its Capital Contribution and shall not be required to lend any funds to the Company or, after its Capital Contribution shall have been paid, subject to the provisions of Sections 6.2(b) and (c) below, to make any further Capital Contributions to the Company or to repay to the Company, any Member, or any creditor of the Company all or any portion of any negative amount of such Member’s Capital Account.

(b) If in accordance with any applicable state law, a member of a limited liability company may, under certain circumstances be required to return amounts previously distributed to such member, and if a court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, any such obligation shall be the obligation of such Member only.

(c) If any Member is deemed to have received a distribution from the Company pursuant to Article 9, and the aggregate of such distributions exceeds the distributions to which such Member is otherwise entitled, such Member shall be obligated to repay such excess to the Company.

(d) Neither the Manager nor any of its Affiliates shall have any personal liability for the return or repayment of the Capital Contribution of any Member. The Manager shall not be liable to any Member by reason of any change in the federal income tax laws as they apply to the Company and the Members, whether such change occurs through legislative, judicial, or administrative action, so long as the Manager has acted in good faith and in a manner reasonably believed to be in the best interest of the Members.

(e) Notwithstanding anything contained in this Agreement to the contrary, upon the dissolution and termination of the Company, no Member shall have any personal liability to repay to the Company any portion or all of any Member’s Negative Capital Account.

6.3. Meetings. Meetings of the Members may be called at any time by the Manager. A meeting shall be called by the Manager promptly upon receipt of a written request therefor by Members holding in the aggregate Company Interests representing a majority of Members. If the Manager shall fail to call such meeting within 20 days after receipt of such request, any Member executing such request may call such meeting. Such meetings of the Members shall be held at such places, within or without the Commonwealth of Virginia, as shall be specified in the respective notices or waivers of notice thereof, provided that no meeting shall be held outside the Commonwealth of Virginia without the prior written consent of the Manager.

6.4. Notice of Meetings; Waiver.

(a) The Manager shall cause notice of the place, date, hour and purpose(s) of each meeting of the Members to be given personally or by telephone, facsimile, email, overnight courier or mail, not less than 48 hours nor more than 60 days prior to such meeting, to each Member entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a Member when deposited in the United States mail, postage prepaid, directed to the Member at its address as it appears on the record of Members of the

Company, or, if it shall have filed with the Manager a written request that notices to it be mailed to some other address, then directed to such other address. If such notice is given by facsimile or e-mail, it shall be deemed to have been given to a Member when sent to a facsimile number or email address for such Member in the Company’s records unless a return or error message is generated within four hours thereafter. Such further notice shall be given as may be required by law.

(b) No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of a meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.5. Quorum. Except as otherwise required by law, the presence in person or by proxy of Members holding (i) a majority of the Class A Units entitled to vote, and (ii) a majority of the Class B Units entitled to vote, shall constitute a quorum for the transaction of business at such meeting.

6.6. Voting. Members shall be entitled to one vote for each Unit held by them, as reflected on the books of the Company at the close of business on the day immediately preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. Except as otherwise required by law or by this Agreement, the vote of a majority of the Units represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

6.7. Adjournment. If a quorum is not present at any meeting of the Members, the Members present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the Members of the Company need not be given if the place, date, and hour thereof are announced at the meeting at which the adjournment is taken; provided, that if the adjournment is for more than 30 days, a notice of the adjourned meeting, conforming to the requirements of Section 6.4 hereof, shall be given to each Member entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

6.8. Proxies.

(a) Any Member entitled to vote at any meeting of the Members or to express consent to or dissent from action without a meeting may, by a written instrument signed by such Member or its attorney-in-fact, authorize another Person to vote at any such meeting and express such consent or dissent for it by proxy. Execution may be accomplished by the Member or its authorized officer, director, employee or agent signing such writing or causing its signature to be affixed to such writing by any reasonable means including, but not limited to, facsimile or PDF signature. A Member may authorize another Person to act for it as proxy by transmitting or authorizing the transmission of a facsimile or email to the Person who will be the holder of the proxy; provided, that any such facsimile or email must either set forth or be submitted with information from which it can be determined that the facsimile or email was authorized by the Member.

(b) No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the Member executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A Member may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the secretary of the Company. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

6.9. Organization; Procedure. At every meeting of the Members, the presiding officer shall be the Manager or, in the event of its absence or disability, a presiding officer chosen by those Members present in person or by proxy holding in the aggregate a majority of the Class A Units. Such presiding officer shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of Members may be determined by such presiding officer.

6.10. Consent of Members in Lieu of Meeting. To the fullest extent permitted by the Act, whenever the vote of the Members at a meeting thereof is required or permitted to be taken for or in connection with any action, such action may be taken without a meeting, without prior notice, and without a vote of Members, if a consent or consents in writing, setting forth the action so taken, shall be signed by Members whose vote would have been sufficient to take such action at a meeting and shall be delivered to the Company by delivery to its registered office or principal place of business in the Commonwealth of Virginia, or to the Manager or other duly appointed agent or representative of the Company having custody of the book in which proceedings of meetings of Members are recorded.

6.11. Action by Telephonic Communications. Members may participate in a meeting of Members by telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

6.12. Units Generally. The Company Interests shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series, with each type or class or series having the rights and privileges, including voting rights, if any, set forth in this Agreement. Ownership of a Unit (or fraction thereof) shall not entitle a Member to call for a partition or division of any property of the Company or for any accounting. Priority Members acknowledge that the terms of the Company Interest held by one Priority Member may not be identical to the terms of the Company Interest held by another Priority Member.

6.13. Authorization and Issuance of Units. Provided the Manager has first obtained the consent of not less than sixty-five percent (65%) of the Priority Members, the Company is hereby authorized to (a) issue an unlimited number of Class A Units and Class B Units, (b) create other classes and series of Units and (c) issue or to provide for the issuance of Units in any class or series by amending this Agreement to fix the relative rights, obligations, preferences and limitations of the Units of each such class or series, subject however, to the restrictions set forth in Section 8.1(b). Upon any issuance of Units, the Manager shall adjust the Capital Accounts of the Members as necessary to reflect such issuance.

6.14. Repurchase and Redemption of Class B Units.

(a) Notwithstanding any other terms, conditions or provisions of this Agreement, Comstock shall have the right at any time to purchase the Company Interest of the Priority Members upon the following terms and conditions:

(i) Comstock must purchase all of the Company Interest of all of the Priority Members;

(ii) The purchase price (“Purchase Price”) to be paid to each of the Priority Members for each such Priority Member’s Company Interest shall be paid in cash at settlement and closing on the purchase of the Priority Member’s Company Interest;

(iii) The Purchase Price shall be equal to (x) the Priority Member’s Unreturned Capital Contributions; (y) the Priority Member’s Unpaid Priority Return; and (z) an amount necessary to cause the return paid to the Priority Member to equal the Priority Return.

ARTICLE 7. MANAGER AND MANAGEMENT OF THE COMPANY.

7.1. Number, General Powers and Restrictions Thereon. Except as may otherwise be provided by the Act or by this Agreement, the property, affairs, and Company Business shall be managed by or under the direction of a single Manager, and the Manager may exercise all the powers of the Company, and the Members shall have no right to act on behalf of or bind the Company. The number of Managers may be increased or decreased (although never to less than one) at any time by a vote of the Requisite Members. A Manager shall not be required to be a Member, or a resident of the Commonwealth of Virginia.

7.2. Term of Office. The Manager shall hold office throughout the term of the Company until the earlier of the time of its earlier death or dissolution, resignation, or removal.

7.3. Election of Managers. The Manager shall be elected by the vote of the Requisite Members. The Members hereby elect Comstock as the initial Manager of the Company for the purpose of exercising all of the rights granted to the Manager pursuant to this Agreement.

7.4. Action by the Manager. The Manager shall take action in such manner and at such time and place as it desires. No action of the Manager need be in writing unless otherwise required under this Agreement.

7.5. Regulations; Manner of Acting. To the extent consistent with applicable law and this Agreement, the Manager may adopt such rules and regulations for the management of the Company Business and the Company Assets as the Manager may deem appropriate.

7.6. Resignations; Removal. The Manager may resign at any time upon 60 days’ prior written notice to the Company. The Manager may be removed, with or without cause at any time, by a vote of the Requisite Members. The removal of the Manager may be taken at any meeting of Members called for such purpose, or by written consent of the Requisite Members without a meeting as permitted by Section 6.10 hereof.

7.7. Vacancies and Newly Created Manager Positions. If a Manager shall no longer serve the Company by reason of death, dissolution, resignation, removal, or otherwise, or if the authorized number of Managers shall be increased, the Manager(s) then in office, if any, shall continue to act, and such vacancies and newly created Manager positions may be filled by a majority of the Managers then in office, or by a sole remaining Manager. A Manager elected to fill a vacancy or a newly created Manager position shall hold office until its successor has been elected and qualified or until its earlier death, dissolution, resignation, or removal. Any such vacancy or newly created Manager position also may be filled at any time by vote of the Requisite Members pursuant to Section 7.3 hereof.

7.8. Books and Records. The Manager shall cause to be kept complete and accurate books and records of account of the Company at all times in compliance with the Act. The books of the Company (other than books required to maintain Capital Accounts) shall be kept on the accrual basis of accounting, and otherwise in accordance with generally accepted accounting principles; shall be reviewed annually by the Manager’s independent certified public accountants and shall be made available to the Members at the principal office of the Company. A current list of the full name and last known business address of each Member, set forth in alphabetical order; a copy of the Certificate; executed copies of all powers of attorney pursuant to which the Certificate or any portion thereof has been executed; copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three most recent years; an executed copy of this Agreement; copies of any financial statements of the Company for the three most recent years and all other records required to be maintained pursuant to the Act shall be maintained at the principal office of the Company.

7.9. Reserves. The Manager may from time to time, in its discretion, establish reasonable cash reserves, in such amounts and on such terms as it determines are necessary and appropriate for the operations of the Company Business.

7.10. Authority, Rights and Duties of the Manager.

(a) The Manager shall have full, complete, and exclusive discretion to manage and control the Company Business within the authority granted under this Agreement and subject to the express limitations expressly set forth herein. The Manager, in extension and not limitation of this Agreement (except as otherwise provided for herein), shall have all of the rights and powers of a manager under the Act and the laws of the Commonwealth of Virginia and the right, power, and authority, acting at all times for and on behalf of the Company, or a Project Entity, to enter into and execute any agreement or agreements, promissory note or notes, loans and loan modifications, and any other instruments or documents, and to undertake and do all acts necessary to carry out the purposes for which the Company was formed.

(b) The Manager shall devote to the management of the Company Business so much of its time as it deems reasonably necessary for the efficient operation of the Company Business. The Manager may act as general partner or manager in other limited partnerships or limited liability companies. All decisions made for and on behalf of the Company by the Manager shall be binding upon the Company. Any person dealing with the Company or the Manager may rely upon a certificate signed by the Manager, thereunto duly authorized, as to: (i) the necessity or expediency of any act or action of the Manager; (ii) the identity of the Manager or any Member; (iii) the existence or non-existence of any fact or facts which constitute conditions precedent to acts by the Manager (including, without limitation, conditions, provisions and other requirements herein set forth relating to borrowing and the execution of mortgages or any other encumbrances to secure the same) or which are in any other manner germane to the Company Business; or (iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member. Any and every Person relying upon any document signed or action taken by the Manager on behalf of the Company or claiming thereunder may conclusively presume that (A) at the time or times of the execution and/or delivery thereof, this Agreement was in full force and effect; (B) any instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Company, and all of the Members thereof; and (C) the Manager was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Company.

(c) In furtherance, and not in limitation, of the foregoing provisions of this Section and of the other provisions of this Agreement, and subject to the provisions of Section 7.11, but otherwise without the consent of any Member, the Manager, on behalf of the Company or a Project Entity, is specifically authorized and empowered to:

(i) employ and dismiss from employment any and all employees and agents, and obtain all management, legal, accounting, and other services necessary in connection with the Company Business;

(ii) maintain adequate staff and facilities to carry out the Company Business;

(iii) make any and all decisions that the Company may be entitled and/or required to make under the terms of any and all documents, agreements, or other instruments relative to operating the Company Business;

(iv) generally bind the Company and execute and deliver any and all documents and instruments on the Company’s behalf;

(v) represent the Company on the management committee or any similar or equivalent governing or managing body of any operating entity in which the Company invests, and in such representative capacity vote in favor of or against any and all decisions for such operating entity;

(vi) execute any and all instruments and documents as shall be required by any lender in connection with any loan or loans to the Company or for the Projects;

(vii) establish, negotiate and document an equity investment by or in a Project, the Company or a Project Entity;

(viii) arrange for bank or other debt financing for the Project, including any refinancing or modifications thereto, and execute resolutions approving the same without the consent or approval of the Priority Members (except that the Company may not incur indebtedness without the prior approval of the Requisite Members);

(ix) execute any and all instruments or documents required by any third party dealing with the Company in connection with any Company Business including, but not limited to, executing any mortgage, note, contract, bank resolution and signature card, release, discharge, or any other document or instrument in any way related thereto or necessary or appropriate in connection therewith;

(x) to the extent that funds of the Company are available therefor, pay all taxes, assessments and other impositions applicable to the Company;

(xi) to the extent that funds of the Company are available therefor, pay all debts and other obligations of the Company;

(xii) execute and file in the appropriate recording offices the proper organizational documents for the Projects and the Company and any and all other documents which are necessary and appropriate in connection therewith and take any and all actions contemplated thereby;

(xiii) prepare and distribute, or cause to be prepared and distributed, the books of account and other statements and reports described in Article 17 hereof;

(xiv) apply for, make proffers and commitments with regard to and obtain any and all governmental permits, approvals, licenses necessary and appropriate in connection with or in any way related to the Company Business;

(xv) place and carry public liability, workmen’s compensation, fire, extended coverage, business interruption, errors and omissions and such other insurance as may be necessary, in the Manager’s sole discretion, for the protection of the Company Assets and interests of the Company;

(xvi) generally, in accordance with this Agreement, do all things in connection with any of the foregoing; manage and administer the day-to-day business and affairs of the Company; execute all documents on behalf of the Company; pay all costs or expenses connected with the operation or management of the Company and sign or accept all checks, notes and drafts on the Company’s behalf;

(xvii) negotiate and enter into contracts in the name of the Company and carry out the Company’s obligations pursuant to the terms and conditions of a contract;

(xviii) subject to Sections 6.13 and 8.1(b), to create any additional class of Units;

(xix) subject to Sections 6.13 and 8.1(b), to issue Units of any existing or additional class; and

(xx) generally, do all things consistent with any and all of the foregoing on behalf of the Company.

7.11. Limitations of Authority.

(a) The Manager shall not have the authority, without the consent of not less than sixty-five percent (65%) of the Priority Members, to take any action in contravention of this Agreement or to amend this Agreement, except that the Manager shall have the authority, without the consent of any Member, to amend this Agreement to reflect (i) the admission of an additional or substitute Member, pursuant to Section 14.1(h) or as otherwise permitted herein, (ii) the withdrawal of a Member, (iii) the change in the Company Interest of a Member, and (iv) a change in the Capital Contribution of a Member, (v) the admission of Members subsequent to the Initial Closing. Furthermore, the Manager shall not have the authority, without the consent of the Requisite Members, to fundamentally alter the Company Business.

(b) The Manager and its Affiliates, as well as their respective directors, officers, shareholders, partners, members, employees or agents shall not be liable, responsible, or accountable in damages or otherwise to the Company or any of the Members for any act or omission performed or omitted by it in good faith on behalf of the Company, or a Project Entity, and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Company or a Project Entity. For purposes of this Section, any action or omission taken on advice of counsel for the Company or the certified public accountants for the Company shall be deemed to have been taken in good faith. Except as may otherwise be provided by the Act, no suit or other action brought by a Member against the Manager or the Company shall cause the termination or dissolution of the Company. The Manager and its Affiliates, as well as their respective directors, officers, shareholders, partners, members, employees or agents shall be entitled to indemnification from the Company for any loss, damage, or claim (including any attorney’s fees incurred by the Manager or its Affiliates, as well as their respective directors, officers, shareholders, partners, members, employees or agents, in connection therewith which shall be advanced by the Company) due to any act or omission made by it in good faith on behalf of the Company and in a manner reasonably believed by it to be within the scope of the authority conferred on it by this Agreement and in the best interests of the Company; provided, that any indemnity will be paid out of, and to the extent of, Company Assets only, and no Member will have any personal liability on account thereof.

7.12. Compensation to Manager; Reimbursements.

(a) The Manager shall be fully and entirely reimbursed by the Company for any and all reasonable and actual third party costs and expenses incurred by the Manager in connection with the management and supervision of the Company Business, prosecution of the Project, the Project Entity and the performance of its duties hereunder. With respect to any such reimbursement, upon reasonable written request from one or more Members owning at least twenty percent (20%) of any class of Units, the Manager shall present the Members with such invoices on a timely basis, in such detail and with such receipts, as are reasonable to substantiate such costs and expenses. Without limiting the Manager’s future right to reimbursement hereunder, the Manager may obtain an initial cash reimbursement from the Company of prior expenditures previously made on behalf of the Project from the proceeds of the initial Capital Contributions, and the Manager may, from time to time, also obtain reimbursement from the Company (or the Project Entity) for the allocable share of the Manager’s costs to operate its business, including but not limited to construction management fees, the salaries and bonuses of employees and officers of the Manager or its Affiliates and other indirect expenses related to the Project; provided however; the amount of such reimbursement shall not exceed three percent (3.0%) of the projected revenue of the Project; payable monthly on a pro rata basis based on the projected duration of each Project.

(b) Except as set forth in Section 7.12 (a), the Manager shall not receive any management or other fee, but shall be compensated for its efforts in managing the Company solely through distributions made to it as set forth in Article 9;

7.13. Tax Matters Member.

(a) The Manager shall serve as the “Tax Matters Member” of the Company under the Code. Each Member, by the execution of this Agreement, consents to such designation of the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b) The Tax Matters Member is hereby authorized but, unless required by the Code, not required:

(i) to enter into any settlement with the Internal Revenue Service (“Service”) or the Secretary of the Treasury (“Secretary”) with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member;

(ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company’s principal office is located, or the United States Claims Court;

(iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(v) to enter into an agreement with the Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

(vi) to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

(c) The Company shall be liable for and indemnify and reimburse the Tax Matters Member for all out-of-pocket expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. Neither the Manager nor any other person shall have any obligation to provide funds for such purpose other than their proportionate share of such expenses as a Member of the Company. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Member.

7.14. Section 754 Election. The Manager may, if it so elects, cause the Company to make the Section 754 election under the Code, or cause the Company to make or revoke all other tax elections under the Code. Each Member hereby agrees to furnish to the Company, at its own expense, upon the request of the Manager and within 30 days of such request, such information as is reasonably necessary to accomplish the adjustments in basis contemplated by the election under Section 754 of the Code.

7.15. Independent Ventures. The Manager and/or its Affiliates may engage or continue to engage in other business activities, including residential real estate development and construction, general contracting, general real estate brokerage, home remodeling and custom homebuilding, title insurance, brokering mortgage loans, and owning and managing rental investment real estate or any other similar or related matter (“Manager Activities”), whether in competition with the Company or not, directly or through other entities. The Members acknowledge that the Manager serves as a general partner, limited partner, managing member, member and/or shareholder, as the case may be, of limited partnerships, limited liability companies and/or corporations participating in Manager Activities and that Christopher Clemente ( an “Officer”) is involved in business ventures other than those related to the Manager (“Officer Activities”). The Members, by executing this Agreement, hereby consent to the Manager’s and Officer’s current and future involvement in such Manager Activities and/or Officer Activities and agree that any profit or gains therefrom are not to be considered income or property of the Company. The Members further acknowledge and agree that the Company (or Project Entity) may purchase goods or services at competitive fair market rates from the Manager or its Affiliates or successors thereto and/or the Officers involved in Manager Activities and/or Officer Activities, and the profits therefrom shall not be profits of the Company.

7.16. Consent and Approval.

(a) Whenever the Manager desires to take any action which requires the consent or approval of all or any portion of the Members, or for which the Manager seeks consent or approval even if such consent or approval is not required, the Manager shall give written notice thereof to each Member from whom any such consent or approval is required or desired. Within five (5) days after delivery of such notice in accordance with Article 18 hereof, such Member shall give written notice to the Manager consenting to or opposing the proposed action. If any such Member does not respond within such five (5) day period, the Manager shall give a second written notice thereof to each Member from whom any such consent or approval is required or desired. If any such Member fails to give written notice to the Manager consenting to or opposing the proposed action within five (5) business days following receipt of such second written notice, such Member shall be conclusively presumed to have consented to such action.

(b) The Company may not cause or permit any Project Entity to take any action that, if taken by or on behalf of the Company, would require the consent or approval of all or any portion of the Members under this Agreement without first obtaining such consent or approval of such Members. Notwithstanding the foregoing , no prior approval by Priority Members is required for the Manager to enter into or execute documents relating to loans or loan modifications of the Project Entity, including but not limited to resolutions of the Company and the Project Entity approving such loans and loan modifications.

7.17. Ratification of Manager’s Actions. Each and every act and action taken by the Manager on behalf of the Company prior to the Effective Date hereof is hereby ratified and confirmed as a proper and bona fide act of the Company.

ARTICLE 8. CAPITAL CONTRIBUTIONS.

8.1. Capital Contributions.

(a) Each Member has contributed, or concurrent with their execution of this Agreement each Member shall contribute, to the capital of the Company, in immediately available funds or property acceptable to the Manager, the amount set forth opposite such Member’s name on Exhibit A-1 and Exhibit A-2 attached hereto as its initial Capital Contribution to the Company and shall receive appropriate credit to its respective Capital Account therefor. Comstock’s initial Capital Contribution shall be its direct or indirect membership interest in the Project Entity, its previous cash investment and/or its contribution of real property from time to time upon which the Project will be constructed. The aggregate initial Capital Contribution of Comstock, its directors and officers shall be in an amount equal to not less than twenty percent (20%) of the total amount set forth on Exhibit A-2. Notwithstanding anything to the contrary set forth in this Agreement, the Manager shall be permitted to amend Exhibit A-2, without the permission of the other Members of the Company, (i) to reflect the admission of Members subsequent to the Intial Closing, and (ii) to permit a later reduction of a Member’s initial Capital Contribution at the Intial Closing (but only of a director or officer of Comstock) in order to permit the admission of additional Members to the Company; provided however, in no event shall the aggregate Capital Contribution of Comstock, its directors and officers, be in an amount less than twenty percent (20%) of the total amount of capital set forth on Exhibit A-2, as it may be amended from time to time.

(b) No Member has agreed to make or is obligated to advance any additional funds to the Company in excess of such Member’s initial Capital Contribution. However, if, at any time (or from time to time), additional funds in excess of the initial Capital Contributions of the Members are required by the Company for or in respect of the Company Business or any of its obligations, expenses, costs, liabilities, or expenditures, the Manager may, at its sole option, notify each Member of such fact and provide each Member the opportunity to make an additional Capital Contribution to the Company (such additional Capital Contribution shall initially be offered to the Members in proportion to their respective Percentage Interests and on such terms as the Manager determines) and/or Comstock or an Affiliate may, at the Manager’s request and at the discretion of Comstock or such Affiliate, loan to the Company all or a part of the funds then required by the Company upon such terms as are determined by the Manager. The foregoing further shall not limit the Manager’s authority to seek capital investments through the sale of Units to third parties or otherwise, provided, that no third party may be offered the opportunity to make a capital investment unless the Members are first offered the opportunity, for a period of not less than ten (10) days following written notice thereof, to take up portions of the aggregate capital investment in proportion to their respective Percentage Interests. If, as a result of this process, any Person is admitted to the Company as an Additional Member or any Member makes an additional Capital Contribution, the terms of this Agreement shall be amended and the Percentage Interests of the Members shall be adjusted accordingly. Should the Manager admit Additional Members, pursuant to this Section 8.1 (b), such Additional Members must sign a joinder agreement prepared by the Company indicating their acceptance to be bound by the terms of this Agreement.

8.2. No Interest on Capital Contributions. Except as otherwise provided for herein, no interest shall accrue or be payable to any Member by reason of its Capital Contribution or its Capital Account.

8.3. Return of Capital Contributions. The Capital Account of any Member shall be returned to it on the date the Company is terminated pursuant to Article 13 hereof and the Company Assets have been liquidated for cash; provided, that the Company Assets are then sufficient to cover all of its liabilities and reasonable reserve requirements including liabilities to Members in respect of their Capital Accounts. To the extent the Company Assets cannot, in the reasonable opinion of the Manager or the liquidating trustee (if one has been appointed as per Section 13.2), be readily liquidated for cash, the Capital Accounts may be returned in whole or in part in the form of a dividend of Company Assets. Under no circumstances shall the Manager have any personal liability whatsoever with respect to the return to any Member of its Capital Account. No Member shall have any right to demand and receive property, in lieu of cash, in return of its Capital Account. A Member’s demand for return of its Capital Account, if otherwise proper hereunder, shall be for cash only.

8.4. Members’ Loans. At any time and from time to time after the Effective Date, any Member may (but shall not be obligated to) make Members’ Loans to the Company, if in the opinion of the Manager such Loans are needed by the Company in furtherance of a Company purpose. Such Loans shall be on terms and conditions acceptable to the Manager. The amount of such Members’ Loans shall be a debt due from the Company to the Member making the Members’ Loans and shall be on such terms as determined by the Manager and such Member and may be repaid prior to other distributions to Members. It is specifically agreed that an interest rate of twenty percent (20%) per annum is a reasonable interest rate for such a loan by any Member, including the Manager, or its Affiliates. No Member shall have personal liability for repayment of any Member’s Loan and repayment on default of a Member’s Loan shall be limited to Company Assets. Notwithstanding the foregoing, nothing in Article 8 shall limit in any way the Manager’s authority to seek additional funds for the Company as the Manager deems necessary to undertake the Company’s business, in the form of loans, secured or unsecured, from unrelated third parties, upon terms and conditions prevailing at the time of such solicitation and deemed acceptable to the Manager in its sole discretion.

8.5. Third-Party Creditors. The foregoing provisions of this Article 8 are not intended to be for the benefit of any creditor or other Person (other than a Member) to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members; and no such creditor or other Person shall obtain any right under any such provisions against the Company or any of the Members by reason of any debt, liability, or obligation (or otherwise).

ARTICLE 9. DISTRIBUTIONS.

9.1. Distributions from Distributable Cash Flow. Distributable Cash Flow, if any, realized by or available to the Company, may be distributed to the Members at the discretion of the Manager. Such distributions shall be made in the following order of priority:

(a) First, to the Priority Members as a group, pro rata, in proportion to their respective Unpaid Priority Returns, until their respective Unpaid Priority Returns have been reduced to zero.

(b) Second, to the Priority Members as a group, pro rata, in proportion to their Unreturned Capital Contributions until their respective Unreturned Capital Contributions have been reduced to zero.

(c) Finally, to the holders of the Class A Units pro rata in accordance with the number of Class A Units held by them.

After the Unreturned Capital Contributions and Unpaid Priority Return of a Priority Member have been reduced to zero, the Class B Units held by such Priority Member shall be forfeited to the Company and such Priority Member shall have no further interest in the Company, including, without limitation, voting rights and rights to distributions and allocations of Profit and Loss. Each Priority Member hereby authorizes the Manager to amend this Agreement and take any other actions required, as determined by the Manager, to implement this provision.

9.2. Tax Distributions to Priority Members. Notwithstanding anything to the contrary in this Agreement and provided there is Distributable Cash Flow, the Company will make distributions to each Priority Member, from time to time (but no less often than annually and within seventy-five (75) days following the end of the applicable taxable year of the Company), equal, in the aggregate, on a tax year basis, to the product of (x) the net taxable income allocated to such Priority Member by the Company for the applicable tax year (less any loss carryforward resulting from net taxable losses allocated to such Priority Member by the Company for any prior tax year) and (y) the sum of (1) the highest federal marginal income tax rate and (2) the weighted average (based on Percentage Interest) of the highest state marginal income tax rates for those states in which any Priority Member that is a resident of the United States is required to pay income taxes.

9.3. Withholding: Other Tax Payments. The Manager is authorized to withhold from any Member any portion of any distribution until it receives such certifications as it deems legally sufficient in its sole judgment to relieve the Company, the Manager, and/or the liquidating trustee from potential liability for payment of such Member’s tax under the Code, including, but not limited to, pursuant to the Foreign Investment in Real Property Tax Act and regulations issued thereunder or Code § 1446 (relating to the withholding tax on amounts paid by limited liability companies to foreign members). If and to the extent the Company shall be required or authorized to withhold or pay any taxes on behalf of a Member, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Member’s Company Interest to the extent that the Member is then entitled to receive a distribution. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member, with interest at the lesser of the maximum rate permitted by law or a rate equivalent to the prime rate reported in The Wall Street Journal (Eastern Edition), as of the date on which such excess distribution is made, which interest shall be treated as an item of Company Profit, until discharged by such Member by repayment, which may be made in the sole discretion of the Manager out of distributions to which such Member would otherwise be subsequently entitled.

9.4. Priorities. Except as provided in this Article 9, no Member shall have priority over any other Member with respect to contributions, Capital Accounts, distributions of profit, or distributions upon dissolution.

ARTICLE 10. PROFITS AND LOSSES; ALLOCATIONS.

10.1. Determination of Profits and Losses. “Profit” and “Loss” shall mean, for each Company Accounting Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined by the Company’s certified public accountants in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code § 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) All income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profit and Loss pursuant to this Section shall be added to such taxable income or loss.

(b) Any expenditure of the Company described in Code § 705(a)(2)(B) or treated as an expenditure described in such Section pursuant to Treasury Regulation § 1.704-l(b)(2)(iv)(i) and not otherwise taken into account in computing Profit and Loss pursuant to this Section shall be subtracted from such taxable income or loss.

(c) In the event any Company Asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of such Company Asset shall be computed using the Gross Asset Value (rather than the adjusted cost basis) of such Company Asset.

(d) In lieu of depreciation, amortization or other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation in accordance with Section 10.5 hereof.

(e) Notwithstanding the provisions of this Section 10.1, any items that are specially allocated pursuant to Section 10.3 hereof shall not be taken into account in computing Profit and Loss.

10.2. Allocation of Profits and Losses. The distributive shares of each item of Profit, Loss, credit or basis for any Company Accounting Year or other period shall be allocated to the Members, as follows:

(a) Profit (computed after any allocation of gross income, gain, loss or deduction required by Section 10.3 hereof) shall be allocated as follows and in the following order of priority:

(i) First, to the Priority Members, in the reverse order in which Losses were previously allocated to them (and their predecessors), until the cumulative Profits allocated to each Priority Member equals the cumulative Losses previously allocated to such Priority Member pursuant to Section 10.2(b)(ii) and (iii).

(ii) Second, to the Priority Members, pro rata, in accordance with their relative cumulative accrued Priority Returns, until the cumulative amount of Profits allocated to each Priority Member equals its cumulative accrued Priority Return.

(iii) Finally, any remaining Profit shall be allocated to the holders of Class A Units pro rata in accordance with the number of Class A Units held by them.

(b) Losses (computed after any allocation of gross income, gain, loss or deduction required by Section 10.3 hereof) shall, subject to the provisions of Section 10.2(c) hereof, be allocated as follows and in the following order of priority:

(i) First, to the holders of Class A Units, in the reverse order in which Profits were previously allocated to them (and their predecessors), until the cumulative Losses allocated to each of the holders of Class A Units equals the cumulative Profits previously allocated to them pursuant to Section 10.2(a)(ii) and (iii).

(ii) Second, to the holders of Class A Units, pro rata, in accordance with their respective Capital Account balances, until such Capital Account balances are reduced to zero.

(iii) Third, to the Priority Members, in the reverse order in which Profits were previously allocated to them pursuant to Section 10.2(a)(ii).

(iv) Fourth, to the Priority Members, pro rata, in accordance with their respective Capital Account balances, until such Capital Account balances are reduced to zero.

(v) Finally, any remaining Loss shall be allocated among all Members, pro rata, in proportion to their respective Percentage Interests.

(c) Notwithstanding anything contained in Section 10.2(b) hereof to the contrary, but subject to Section 10.3 below, all losses and deductions which are attributable to any Member Nonrecourse Debt shall be allocated solely to the Members who bear the economic risk of loss for such Member Nonrecourse Debt, in accordance with Treasury Regulation § 1.704-2(i)(1). Nonrecourse deductions under Treasury Regulation §1.704-2(b)(1) shall be allocated to the Members pro rata in accordance with their Percentage Interests.

10.3. Special Allocation. Notwithstanding anything to the contrary contained in this Agreement:

(a) (i) If during any Company Accounting Year, there is a net decrease in the Company Minimum Gain, then each Member shall, prior to any other allocation pursuant to this Article 10, be specially allocated items of income and gain (including items of gross income, if necessary) for such Company Accounting Year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to that portion of such Member’s share of the net decrease in the Company Minimum Gain during such Company Accounting Year that is attributable to any disposition of Company Assets secured by Company nonrecourse liabilities (other than Member Nonrecourse Debt); provided, that a Member should not be subjected to the allocation under this Section 10.3 (a)(i) to the extent set forth in Treasury Regulations §§1.704-2 (f)(2) and 1.704-2 (f)(3). It is the intent of the parties hereto that any allocation pursuant to this Section 10.3 (a)(i) shall constitute a “minimum gain chargeback” under Treasury Regulation §1.704-2 (f).

(ii) After the application of Section 10.3 (a) (i) hereof (to the extent applicable), in the event that, during any Company Accounting Year, there is a net decrease in the “minimum gain attributable to a Member Nonrecourse Debt” (as determined in accordance with Treasury Regulation § 1.704-2(i)(5)) then any Member with a share (as of the beginning of such Company Accounting Year) of such minimum gain attributable to such Member Nonrecourse Debt shall, prior to any other allocation pursuant to this Article 10 other than an allocation pursuant to Section 10.3(a)(i) hereof, be specially allocated items of income and gain (including items of gross income, if necessary) for such Company Accounting Year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to that portion of such Member’s share (as determined in accordance with Treasury Regulation § 1.704-2(i)(5)) of the net decrease in the minimum gain attributable to such Member Nonrecourse Debt during such Company Accounting Year that is allocable to any disposition of Company property secured by such Member Nonrecourse Debt; provided, that a Member shall not be subjected to the allocation under this Section 10.3(a)(ii) to the extent set forth in Treasury Regulation § 1.704-2(i)(4). It is the intent of the parties hereto that any allocation pursuant to this Section 10.3(a)(ii) shall constitute a “minimum gain chargeback attributable to Member Nonrecourse Debt” under Treasury Regulation § 1.704-2(i)(4).

(iii) After the application of Sections 10.3(a)(i) and (ii) hereof (to the extent applicable), in the event that a Member unexpectedly receives any adjustment, allocation or distribution described in Section (4), (5) or (6) of Treasury Regulation § 1.704-l(b)(2)(ii)(d) which results in such Member having a deficit Adjusted Capital Account Balance, such Member shall be specially allocated items of income and gain (including items of gross income, if necessary) for such Company Accounting Year in an amount and manner sufficient to eliminate such deficit Adjusted Capital Account Balance caused by such adjustment, allocation or distribution as quickly as possible. It is the intent of the parties hereto that any allocations pursuant to this Section 10.3(a)(iii) shall constitute a “qualified income offset” under Treasury Regulation § 1.704-1(b)(2)(ii)(d).

(iv) After the application of Sections 10.3(a)(i), (ii), and (iii) hereof (to the extent applicable), in the event that a Member has a deficit Adjusted Capital Account Balance at the end of any Company Accounting Year, such Member shall be specially allocated items of income and gain (including items of gross income, if necessary) in an amount sufficient to eliminate such deficit Adjusted Capital Account Balance as quickly as possible.

(b) (i) If the balance of the Capital Account of a Member is less than or equal to the amount such Member is obligated to restore, Loss shall be allocated to such Member only to the extent that such Loss does not cause the Adjusted Capital Account Balance of such Member to be reduced below zero.

(ii) Any Loss not allocable to a Member as a result of the application of Section 10.3(b)(i) hereof shall, except as otherwise provided in this Section 10.3, be allocated to the Member(s) whose Adjusted Capital Account Balance(s) are greater than zero, in accordance with the provisions of Section 10.2 hereof.

(c) The allocations set forth in this Section 10.3 (the “Special Allocations”) are intended to comply with certain requirements of Treasury Regulations §§ 1.704-l(b) and 1.704-2. Notwithstanding the good faith efforts and intentions of the parties to conform the Special Allocations to the economic agreements of the parties hereto, it is understood and acknowledged that the Special Allocations may not be consistent with the manner in which the Members intend to share distributions of the Company. Accordingly, except as otherwise required by this Section 10.3, the Manager is hereby authorized, in its reasonable discretion, with the review and concurrence of the certified public accountants of the Company, to allocate the Profit, Loss, and other Company items among the Members to the extent necessary to ensure that the Members’ Capital Accounts are in accordance with the amounts to be distributed under Sections 9.1 and 13.2.

10.4. Authority to Vary Allocations to Preserve and Protect the Intent of the Members.

(a) It is the intent of the Members that each Member’s distributive share of Profits and Losses (or items thereof), shall be determined and allocated in accordance with this Article 10 to the fullest extent permitted by Code §§ 704(b) and (c). To preserve and protect the determinations and allocations provided for in this Article 10, the Manager, upon the advice of the Company’s tax counsel, is hereby authorized and directed to allocate Profits and Losses (or items thereof) arising in any Company Accounting Year differently than otherwise provided for in this Article 10, but only to the extent that allocating Profits or Losses (or item thereof) in the manner provided for in this Article 10 would cause the determinations and allocations of each Member’s distributive share of profits or losses (or items thereof) not to be permitted by Code §§ 704 (b) and (c) and the Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 10.4(a) shall be done only in accordance with the standards and procedures set forth in this Article 10, and shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article 10 and no amendment of this Agreement shall be required.

(b) In making any allocation (the “New Allocation”) under Section 10.4(a), the Manager is authorized to act only after having been advised by the Company’s tax counsel that, under Code §§ 704(b) and (c) and the Treasury Regulations thereunder, (i) the New Allocation is necessary; and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Article 10 necessary in order to assure that, either in the then-current Company Accounting Year or in any preceding Company Accounting Year, each Member’s share of Profits or Losses (or items thereof) is determined and allocated in accordance with this Article 10 to the fullest extent permitted by Code §§ 704(b) and (c) and the Treasury Regulations thereunder.

(c) If the Manager is required by Section 10.4(a) to make any New Allocation in a manner less favorable to a Member than is otherwise provided for in this Article 10, then the Manager is authorized and directed, insofar as it advised by the Company’s tax counsel that it is permitted by Code §§ 704(b) and (c), to allocate Profits and Losses (or items thereof) arising in later Company Accounting Years in such manner so as to bring the allocations to such Member as nearly as possible to the allocations otherwise contemplated by this Article 10.

(d) New Allocations made by the Manager under this Article 10 in reliance upon the advice of the Company’s tax counsel shall be deemed to be made in compliance with the fiduciary obligation of the Manager to the Company and the Members.

(e) No allocations made pursuant to this Section 10.4 shall change or alter the amount to be distributed to the Priority members under Section 9.1 or 13.2(c).

10.5. Contributed or Revalued Property

(a) Income, gains, losses, and deductions, as determined for income tax purposes, with respect to any Company Asset contributed by a Member to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Company Asset to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition contained in Section 1.1 hereof), in accordance with Code § 704(c) and the Treasury Regulations thereunder.

(b) In the event that the Gross Asset Value of any Company Asset is adjusted under and pursuant to the definition set forth in Section 1.1 hereof, subsequent allocations of income, gains, losses and deductions, as determined for income tax purposes, with respect to such Company Asset shall, solely for income tax purposes, take account of any variation between the adjusted basis of such Company Asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code § 704(c) and the Treasury Regulations thereunder.

(c) In accordance with Code § 704(b) and the Treasury Regulations thereunder, in the event that the Gross Asset Value of a Company Asset is not determined or adjusted in accordance with the definition contained in Section 1.1 hereof, all allocations of income, gain, loss and deduction, as determined for income tax purposes, with respect to such Company Asset shall be taken into account for purposes of determining each Member’s Capital Account as set forth in Section 1.1 hereof, and such allocations shall be allocated to the Members in accordance with Sections 10.2 and 10.3 hereof, as appropriate.

(d) Except as otherwise set forth in Section 10.5(c) hereof, allocations pursuant to this Section are solely for purposes of federal, state, and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account.

10.6. Interim Allocations. If a Company Interest is transferred or assigned during a Company Accounting Year, that part of any item of Profit, Loss, income, gain, deduction, credit, basis, or tax incidents allocated pursuant to this Article 10 with respect to the Company Interest so transferred shall, in the discretion of the Manager, either (a) be based on segmentation of the Company Accounting Year between the transferor and the transferee, or (b) be allocated between the transferor and the transferee in proportion to the number of days in such Company Accounting Year during which each owned such Company Interest, as disclosed by the Company books and records and in accordance with Code Section 706 and the Treasury Regulations promulgated thereunder. The allocation required by this Section shall be made without regard to the results of Company operations during particular periods of such Company Accounting Year or to Company distributions of Distributable Cash Flow made to the transferor or transferee who acquired such Company Interest.

ARTICLE 11. ASSIGNMENT OF UNITS.

11.1. Assignment.

(a) No Member shall have the right (directly or indirectly, voluntarily, involuntarily, or by operation of law) to sell, exchange, assign, transfer, pledge, hypothecate, or encumber, directly or indirectly, voluntarily or involuntarily, all or any part of, or any interest in, its Company Interest, except in compliance with this Article.

(b) Except for transfers to an Affiliate of a Member which is hereby approved provided the Affiliate complies with the restrictions set forth in this Section 11.1(b)(i)-(ii), no Member (the “Transferring Member”) may transfer, sell, assign, or otherwise dispose of such Member’s Units or any part thereof unless and until:

(i) the assignee executes a statement that it is acquiring the Units or a part thereof for its own account for investment and not with a view to the distribution or resale thereof;

(ii) the assignee agrees to be bound by this Agreement;

(iii) the assignee agrees to pay any filing fees, reasonable counsel fees, and other reasonable expenses in connection with the assignment;

(iv) the Manager has consented to such transfer (which consent may be withheld for any reason);

(v) Members owning at least a majority of the Units owned by Members other than the Transferring Member have consented to such transfer (which consent may be withheld for any reason);

(vi) at the request of the Manager, in its sole and absolute discretion to so request, the transferring Member has delivered an acceptable opinion of legal counsel to the Company that the transfer, sale, or assignment is exempt from registration under applicable securities laws, including compliance with any applicable suitability standards.

11.2. Expenses. Reasonable costs and expenses of the Company or of any Member occasioned by transfers of Units held by Members (including, but not limited to, such Member’s proportionate share of any transfer or recordation taxes for which the Company may become liable) shall be reimbursed to the Company or Member, as the case may be, by the Transferring Member (or upon the failure thereof, by the transferee).

11.3 Death of a Member. If a Member who is an individual dies or a court of competent jurisdiction adjudges it to be incompetent to manage its person or property, the Member’s executor, administrator, guardian, conservator or other legal representative may exercise all of the Member’s rights for the purpose of settling its estate or administering its property, including any power of the Member had to assign or transfer its Units but such executor, administrator, guardian, conservator or other legal representative may only be admitted as a Member pursuant to the terms and conditions of Article 12.

ARTICLE 12. ADMISSION OF NEW MEMBERS.

12.1. Additional Members. The Manager may admit Members to the Company in connection with an event described in Section 6.13, Section 8.1(b) and/or Section 14.1(h) in accordance with this Article 12.

12.2. Substituted Member. A Person to whom Units have been transferred pursuant to Article 11 may be admitted to the Company as a substituted Member only if all of the applicable requirements of Sections 11.1, 11.2 and 12.3 hereof have first been complied with.

12.3. Requirements for Admissions.

(a) Subject to satisfaction of the requirements set forth in Section 12.1 in the case of the admission of an additional Member, and in Section 12.2 hereof in the case of the transfer of a Member’s Company Interest, a Person to whom any Company Interest has been granted or transferred shall be admitted as a Member only if such Person:

(i) executes and delivers to the Manager a joinder agreement prepared by the Company indicating their acceptance to be bound by the terms of this Agreement.; and

(ii) reimburses the Company for all reasonable costs and expenses connected with the admission of such person as a Member.

(b) The Manager shall amend Exhibit A-1 and Exhibit A-2 from time to time to reflect the admission of additional or substituted Members.

12.4. Continuing Liability. In the event that a Member withdraws from the Company or sells, transfers, or assigns such Member’s entire Company Interest, such Member shall nevertheless be, and shall remain, liable for all obligations and liabilities incurred by such Member as a Member prior to the effective date of such occurrence. Such Member shall further remain liable to the other Members for any damage, loss, liability, or harm arising out of such Member’s wrongful withdrawal from the Company as a Member.

12.5. Expenses. Reasonable costs and expenses of the Company or of any Member occasioned by transfers of Company Interests held by Members (including, but not limited to such Member’s proportionate share of any transfer or recordation taxes for which the Company may become liable) shall be reimbursed to the Company or Member, as the case may be, by the transferring Member (or upon the failure thereof, by the transferee).

ARTICLE 13. DISSOLUTION, TERMINATION, AND LIQUIDATION OF COMPANY.

13.1. Events Causing Dissolution.

(a) The Company shall be dissolved upon the earlier of the expiration of the term of the Company or upon the occurrence of any of the following events:

(i) The affirmative vote or written consent of the Requisite Members that the Company be dissolved; or

(ii) The sale of all or substantially all of the Company Assets; or

(iii) The occurrence of any other event causing dissolution under the laws of the Commonwealth of Virginia.

(b) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until this Agreement has been canceled and the Company Assets have been distributed as provided in Section 13.2. Upon the dissolution of the Company, the Manager shall proceed with the liquidation and distribution of the Company Assets, and upon the completion and the winding up of the Company, shall have the authority to, and shall, execute and file a certificate of cancellation and such other documents required or desirable to effectuate and evidence the dissolution and termination of the Company. Upon dissolution of the Company, but prior to the distribution of all of the Company Assets, the Company Business and the affairs of the Members, as such, shall be governed by Section 13.2 of this Agreement.

13.2. Liquidation.

(a) Upon a dissolution of the Company, the Manager or a liquidating trustee appointed by the Requisite Members, if there is no Manager, shall commence to wind up the affairs of the Company and to liquidate the Company Assets. The Manager or such liquidating trustee, as the case may be, shall have full right and unlimited discretion to determine the time required and used for liquidation, which such Manager or liquidating trustee shall attempt to be no greater than one year from the date of dissolution, and the manner and terms of any sale or sales of Company Assets pursuant to such liquidation, for the purpose of obtaining, in its opinion, fair value for the Company Assets, having due regard to the activity and condition of the relevant markets and general economic and financial conditions.

(b) The proceeds of such liquidation shall be applied as provided in this Section. To the extent that the Company Assets cannot be liquidated and the Manager or liquidating trustee, as the case may be, determines that a distribution in kind would be in the best interests of the Members, the Company will first receive the opinion of counsel that such distribution would not adversely affect the limited liability of the Members prior to making any such distribution. Company Assets distributed in kind shall be deemed to have been sold for fair market value, and the proceeds of such sale shall be deemed to have been distributed.

(c) In connection with the dissolution of the Company, Profits and Losses shall be allocated among the Members in the manner provided for in Article 10. Company Assets (including the proceeds of the liquidation of such assets) shall be applied in the following order: (i) to pay third-party creditors (whether by payment or by making of reasonable provision for payment thereof), in the order of priority provided for by law; (ii) to pay Member creditors (whether by payment or by making reasonable provision for payment thereof); (iii) to establish reserves for liabilities or other matters deemed necessary or desirable by the Manager; and (iv) as provided in Section 9.1 (determined after giving effect to all allocations of Profit and Loss pursuant to this Section and Article 10).

(d) When the Manager or liquidating trustee, as the case may be, has complied with the foregoing liquidation plan, there shall be executed and filed an instrument evidencing the cancellation of the Certificate of the Company.

ARTICLE 14. REPRESENTATIONS AND COVENANTS OF MEMBERS.

14.1. Representations of the Members. Each Member represents and warrants as follows as of the Effective Date:

(a) The Member has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Member and, assuming due execution by all other Members, this Agreement constitutes the valid and legally binding obligation of the Member enforceable against the Member in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws from time to time in effect, affecting creditors’ rights generally, and general principles of equity (whether asserted in an action at law or in equity).

(b) Neither the execution, delivery, or performance of this Agreement nor the consummation of any of the transactions contemplated hereby by the Member: (i) will violate any law, rule, regulation, judgment, order, or decree of any court or other governmental body; (ii) will conflict with or result in any breach of or default under, permit any party to accelerate any rights under or terminate, or result in the creation of any lien, charge, or encumbrance pursuant to, any provision of any material contract, indenture, mortgage, lease, franchise, license, permit, authorization, instrument or agreement of any kind to which the Member is a party or by which the Member is bound or to which the properties or assets of the Member are subject; or (iii) will require the consent or approval of any other person other than such consents or approvals as have already have obtained.

(c) The Member is acquiring its Company Interest for its own account for investment purposes only, and not with a view to or for sale in connection with any distribution of such Company Interest.

(d) The Member understands that the issuance of its Company Interest to the Member has not been registered under any federal or state securities law, in part based upon representations made by the Member, and cannot be resold except pursuant to this Agreement and unless it is registered under the Securities Act of 1933, as amended, and all applicable state statutes, or an exemption from registration is available therefrom. The Member acknowledges that the Company and the Manager are under no obligation to register or qualify the Company Interest.

(e) The Member, by reason of its business or financial experience, has the capacity to protect its own interest in connection with the transaction and to evaluate the merits and risks of the proposed investment.

(f) The Member understands that it must bear the economic risk of its investment for an indefinite period of time because of the transfer restrictions in this Agreement and because its Company Interest has not been registered under applicable securities laws and, therefore, cannot be sold or transferred except as provided in this Agreement and only if it is subsequently registered under applicable securities laws or an exemption from registration is available.

(g) The Member has a reasonable understanding of the business in which the Company is to engage; has experience in making investment decisions of this type; has evaluated all of the risks of an investment in the Company; that in investing in the Company it is relying solely upon independent investigations made by it and that it and its attorney, accountant and\or other business advisors have been given an opportunity to ask questions of and receive answers from the Manager and its officers concerning the Company; to the extent determined by the Member, it and such persons and its representatives have availed themselves of such opportunity to the fullest extent desired and received answers to such questions, if any; it and such persons have availed themselves of the opportunity to make such investigation of the documents, records and books pertaining to the Company as they desire; and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision.

(h) The Member fully understands that the Total Capital Contribution estimated by the Company as being necessary to fund the investment in the Project and to reimburse all or a portion of Comstock’s capital previously invested in the Project as provided in Section 7.12(a) may not have been committed to the Company as of the Effective Date of this Agreement. As such, each Member acknowledges and agrees that the Manager may admit as Additional Members those Persons who in the future make Capital Contributions to the Company and may take additional Capital Contributions from existing Members, until such time as the Total Capital Contribution is obtained.

(i) The Member acknowledges that there are substantial restrictions on the transferability of the Company Interests pursuant to this Agreement, that there is no public market for such Company Interests, and that none is expected to develop, and that accordingly, it may not be possible for Member to liquidate its investment in the Company.

(j) The Member is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and Section 413 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended. Each Member will provide to the Company, upon request by the Manager, additional certifications or other evidence in form and substance acceptable to the Manager in respect of the foregoing.

14.2. Covenants of the Members. Each Member covenants on behalf of itself, its successors, permitted assigns, heirs, and personal representatives, to execute and deliver with acknowledgment or affidavit, if required:

(a) All documents and writings that may be reasonably determined by the Manager to be necessary or appropriate to effect properly approved amendments to this Agreement, or amendments that the Manager is permitted to make without approval.

(b) All documents that may be reasonably determined by the Manager to be necessary or appropriate with respect to satisfying any tax or securities reporting or compliance responsibilities imposed upon the Company.

(c) All documents that may be reasonably determined by the Manager to be necessary or appropriate with regard to the carrying out of the Company Business.

14.3. Representations of Comstock. Comstock represents and warrants as follows as of the Effective Date:

(a) Comstock has or will contribute to the Company 100% of the membership interests in Stone Ridge, and Stone Ridge will own the Project.

(b) Comstock is the manager of the Project Entity.

ARTICLE 15. APPOINTMENT OF THE MANAGER AS ATTORNEY-IN-FACT.

15.1. Appointment and Powers.

(a) Each Member irrevocably constitutes and appoints the Manager, with full power of substitution, as its true and lawful attorney-in-fact, with full power and authority in its name, place, and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including, without limitation, the following:

(i) the Certificate;

(ii) all other certificates and instruments and amendments thereto which the Manager deems appropriate to qualify or continue the Company as a limited liability company (or a Company in which the Members will have a limited liability comparable to that provided by the Act) in any jurisdiction in which the Company may conduct business;

(iii) all instruments that the Manager deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement (including but not limited to an amendment reflecting the admission of Additional Members pursuant to Section 8.1(c) hereof);

(iv) all conveyances and other instruments which the Manager deems appropriate to reflect the dissolution and termination of the Company in accordance with this Agreement;

(v) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company;

(vi) any and all amendments and certificates of the Company necessary to admit Members to the Company, or to reflect any change or transfer of a Member’s Percentage Interest, or relating to the admission or increased Capital Contribution of a Member in accordance with this Agreement; and

(vii) all other instruments which may be required or permitted by law to be filed on behalf of the Company and which are not inconsistent with this Agreement.

(b) The authority herein granted:

(i) is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of any Member;

(ii) may be exercised by a signature for each Member or by listing the names of all of the Members executing this Agreement with a single signature of any such Person acting on behalf of the Manager as attorney-in-fact for all of them;

(iii) shall survive the delivery of an assignment by a Member of the whole or any portion of its Company Interest; provided that if the assignee thereof has been approved by the Manager for admission to the Company as an Additional Member, this special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate.

15.2. Presumption of Authority. Any person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by the Manager acting as attorney-in-fact, is authorized, regular and binding, without further inquiry.

ARTICLE 16. INDEMNIFICATION.

16.1 Exculpation. Except as otherwise provided herein, no Indemnitee (as such term is defined below in Section 16.2) will be liable to the Company or to any Member for any act or failure to act pursuant to this Agreement or otherwise if such Person acted in good faith and if the actions of such Person did not constitute gross negligence, willful misconduct or fraud, to the maximum extent permitted by law or equity. No Indemnitee will be liable to the Company or to any Member for such Person’s good faith reliance on the provisions of this Agreement, the records of the Company, and upon any information, opinions, reports or statements presented to the Company by any of its Members, officers, employees, or by any other Person, as to matters such Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Copmany, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members may be paid.

16.2 Indemnification.

(a) The Company will indemnify, defend and hold harmless the Manager, any member of the Manager and their respective Affiliates, and any and all officers, directors, employees, and agents of any of the foregoing (individually, an “Indemnitee”) to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint or several, expense of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Company or the Project Entities, if both the Indemnitee acted in good faith and the actions of the Indemnitee did not constitute gross negligence, willful misconduct or fraud. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding will, to the extent of available funds, be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking satisfactory to the Manager by or on behalf of such Indemnified Person to repay such amount in the event of a final determination that such Indemnified Person is not entitled to be indemnified by the Company. Any indemnification provided hereunder will be satisfied solely out of the assets of the Company or a Project Entity, as an expense of the Company or a Project Entity, and no Member will be subject to personal liability by reason of these indemnification provisions. The provisions of this Section 16 are for the benefit of the Indemnitees and will not create any rights for the benefit of any other Person.

(b) To the extent the Company provides indemnification to an Indemnitee, such rights to indemnification are secondary and junior to any valid and collectible indemnification or advancement rights provided by any Project Entity in which the Company holds an equity interest; and shall only be available to the extent such Indemnitee is not fully indemnified and made whole by such Project Entity. The Company shall be subrogated to all the Indemnitee’s rights of indemnity against such Project Entity, and the Manager shall use best efforts to require the Indemnitee to execute all papers required and to do everything necessary to secure and preserve such rights, including the execution of such documents necessary to enable the Company to effectively bring suit in the name of the Indemnitee against such Project Entity.

ARTICLE 17. BANK ACCOUNTS AND BOOKS OF ACCOUNT.

17.1. Accounts; Etc. All funds of the Company shall be deposited in such Company bank accounts as selected from time to time by the Manager. Withdrawals from any accounts or funds, or sale of any such instruments, may be made, at the election of the Manager, upon such signature or signatures as the Manager may from time to time designate.

17.2. Financial Records. There shall be kept at the principal office of the Company just, true, and correct books of account, in which shall be entered fully and accurately each and every transaction of the Company. Each Member shall have access thereto at all reasonable times. The books shall be kept on the cash receipts and disbursements method or on an accrual method for the Company Accounting Year, as determined by the Manager. Any Member shall further have the right to a private audit of the books and records of the Company; provided, that such audit is made at the expense of the Member desiring the same and is made at reasonable times after reasonable advance notice to the Manager.

17.3. Reports to Members. The Manager shall furnish to the Members on or before forty-five (45) days after the close of each fiscal quarter, internally prepared, unaudited income statements and balance sheets for such quarter and a sales report for such quarter.

ARTICLE 18. NOTICE.

Notices provided for herein (including any responses by Members answering a request for consent) shall be made by hand delivery (with receipt therefor), sent by first-class mail postage prepaid or delivered by recognized overnight delivery service to the applicable address of the recipient and to its counsel as identified in the Company records or sent by facsimile or e-mail during normal business hours to a Member’s facsimile number or email address as identified in the Company records. Notice of a change of address, facsimile number or email address shall be given to the Company pursuant to the provisions of this Article. Notices shall be deemed to be effective as follows:

(i) upon delivery during normal business hours if made by hand delivery or delivered by recognized overnight delivery service; (ii) three (3) days after postmark, if sent by first-class mail; and (iii) upon sending, if sent by facsimile or e-mail, unless a return or error message is generated within four hours thereafter. Notices to the Manager shall not be deemed provided or otherwise be effective if sent by facsimile or e-mail.

ARTICLE 19. MISCELLANEOUS PROVISIONS.

19.1. Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire agreement among the parties with respect to the subject matter hereof. It supersedes any other prior agreement or understanding, oral or written, among the parties, with respect to such subject matter.

19.2. Severability. If any term or provision of this Agreement, or the application thereof to any Person or circumstance, shall, to any extent, be held to be invalid or unenforceable, the remainder of this Agreement, or the application thereof to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not thereby be affected, and each other term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law or equity.

19.3. Governing Law. This Agreement shall be construed in accordance with, and enforced under, the laws of the Commonwealth of Virginia, without regard to conflicts of law provisions of such state.

19.4. Third-Party Creditors. No Person who makes a non-recourse loan to the Company shall have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital, or property of the Company other than as a creditor.

19.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Counterparts delivered by facsimile or email shall be deemed originals.

19.6. Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the legal representatives, heirs, executors, administrators, successors and, subject to the provisions hereof, the assigns of the respective parties hereto.

19.7. Amendments. This Agreement may be amended only upon the consent of the Manager and Members owning at least sixty-five percent (65%) of the Class A Units and sixty-five percent (65%) of the Class B Units, except as otherwise provided in this Agreement.

19.8. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit, or describe the scope or intent of any provisions or sections of this Agreement.

19.9. Gender. Whenever the context so requires, reference herein to the neuter gender shall include the masculine and/or feminine gender and vice versa. Any reference herein to the singular shall include the plural and vice versa.

19.10. Time. Time shall be of the essence with regard to all terms and conditions of this Agreement. Any date specified in this Agreement which is a Saturday, Sunday or legal holiday in the Commonwealth of Virginia shall be extended into the first regular business day after such date which is not a Saturday, Sunday or legal holiday in the Commonwealth of Virginia.

IN WITNESS WHEREOF, the undersigned Members have duly executed this Operating Agreement of Comstock Investors IX, L.C. effective for all purposes and in all respects as of the day and year first above written.

COMSTOCK HOLDING COMPANIES, INC.
a Delaware Corporation

By:
Name:	Christopher Clemente
Title:	Chief Executive Officer
Date:	____/____/___

IN WITNESS WHEREOF, the undersigned Member has duly executed this Operating Agreement of Comstock Investors IX, L.C. effective for all purposes and in all respects as of the day and year first above written.

Name:

Print Name:

Title:

Date:

EXHIBIT A-1

TO THE OPERATING AGREEMENT OF COMSTOCK INVESTORS IX, L.C.

Total Class A Units

Capital Contribution	Class A Percentage Interest	Class A Units

EXHIBIT A-2

TO THE OPERATING AGREEMENT OF COMSTOCK INVESTORS IX, L.C.

Total Class B Units (XX per Unit)

Capital Contribution	Class B Percentage Interest	Class B Units